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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) October 15, 1996



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





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Item 5.  Other Events

     On October 15, 1996, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated October 15, 1996, regarding third quarter 1996 earnings and dividend.




































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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    October 15, 1996                  /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President




























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                                     EXHIBIT

























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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: October 15, 1996


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320



                     NORTH BANCSHARES, INC.
                            ANNOUNCES
                     THIRD QUARTER EARNINGS
                       QUARTERLY DIVIDEND


Chicago, Illinois, October 15, 1996, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, announced a net loss of $68,000 or $.06 per primary share for the quarter ended September 30, 1996 compared with $198,000 or $.16 per primary share for the quarter ended September 30, 1995. The Bank recorded an additional $485,000 in Federal Deposit Insurance Premium expense related to the anticipated FDIC-SAIF special assessment that was signed into law on September 30, 1996 and to be paid prior to the end of the year. There were $71,000 in securities gains recorded during the quarter ended September 30, 1995 compared with a $1,000 loss during the quarter ended September 30, 1996. Without the FDIC-SAIF special assessment, securities gains, and their related tax effects, core income increased by $54,000 or 34.6% from $156,000 for the quarter ended September 30, 1995 to $210,000 or $.20 per primary share for the quarter ended September 30, 1996.

Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.10 per share to be paid on November 15, 1996 to stockholders of record on November 1, 1996.

Net interest income for the quarter ended September 30, 1996, before provision for loan losses, increased by $136,000 or 15.6% from $871,000 for the quarter ended September 30, 1995 to $1.0 million for the quarter ended September 30, 1996. The increase was attributable to a $476,000 increase in interest on loans receivable, investment securities and other interest earning assets, offset by a $185,000 decrease in interest on mortgage-backed securities and mutual funds and a $155,000 increase in total interest expense.

Non-interest income decreased by $50,000 or 44.3% from $113,000 for the quarter ended September 30, 1995 to $63,000 for the quarter ended September 30, 1996. The decrease was primarily attributable to a $72,000 decrease in gains on the sale of investment securities partially offset by an increase in fees and service charges related to an increase in the total number of checking accounts and interchange fees resulting from foreign ATM transactions and MasterCard Master Money transactions. Without securities sales, non-interest income increased by $22,000 or 52.4% for the three months ended September 30, 1996 compared with the three months ended September 30, 1995.

Non-interest expense increased by $562,000 from $644,000 for the quarter ended September 30, 1995 to $1.2 million for the quarter ended September 30, 1996. The increase was primarily attributable to the FDIC-SAIF special assessment.

Total assets increased by $5.2 million or 4.7% from $111.7 million at December 31, 1995 to $116.9 million at September 30, 1996. The increase was primarily attributable to a $17.2 million increase in net loans receivable and investment securities partially offset by a $8.4 million decrease in mortgage-backed securities and a $3.9 million decrease in cash and cash equivalents.

Net loans receivable increased $13.8 million or 24.6% from $56.2 million at December 31, 1995 to $70.0 million at September 30, 1996. The increase was attributable to increased mortgage broker activity and the continued marketing of a mini-jumbo loan product in the Bank's CRA assessment areas. 55% of the loans originated during the first nine months of 1996 are located within the Bank's assessment area.

Deposit accounts decreased by $2.7 million or 3.6% from $75.2 million at December 31, 1995 to $72.5 million at September 30, 1996. The decrease was primarily attributable to the maturity and withdrawal of $2.6 million in 18 month Anniversary certificates of deposit that were issued with a bonus rate of interest in February 1995. The total number of checking accounts have increased by 30.8% since the beginning of the year. The increase was attributable to the introduction of a "Free Checking" account product, the modification of the terms of a small business checking account product and the closing of two competitor Bank's branch offices in the area. Passbook savings, money market and checking accounts account for 42.8% of total deposits as of September 30, 1996, compared with 40.2% at December 31, 1995.

Mary Ann Hass, Chairman and Chief Executive Officer, commented:

"We continued to experience core earnings growth during this third quarter and the new products and services that we have developed and implemented have been well received by the community. During the fourth quarter we will introduce our conversant voice response banking system, "EASY RETRIEVE" and implement a new "Branch Management System," that will provide efficiencies in all departments. We have declared a regular quarterly dividend of $.10 per share to be paid November 15th and we began our sixth stock repurchase program. Assuming interest rates remain stable we should see additional interest cost savings this quarter and next year as we refinance $6.0 million in FHLB borrowings, which currently carry a weighted average interest rate of 7.21%. We will continue to focus on all the elements of our business plan in order to position the Company for future earnings growth and to be a competitive force in our marketplace."

"Our new "Free Checking" product and our small business checking account products have been well received. Since the beginning of the year we have grown our checking account base of accounts by 30.8%. We have now begun to shift our liability mix from higher cost certificates of deposit to other borrowings and lower cost checking accounts that produce fee income. At December 31, 1995, certificates of deposit totaled 59.8% of total deposits compared with approximately 57.2% at September 30, 1996. We are also working on a new equity line of credit program that we plan to introduce during the first quarter of 1997."

"The proposed FDIC special assessment of approximately 65 basis points associated with the merging of the BIF and SAIF insurance funds has finally been passed by both houses of Congress and signed by the President. This legislation means a charge to the Bank's 1996 earnings of approximately $285,000, net of tax. Our strong capital position will allow us to absorb such a charge and a reduction in the FDIC assessment rate from 23 basis points to approximately 6.5 basis points per $100 of deposits will improve our short and long term earnings outlook and place us in a more competitive position with commercial banks."

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 32 consecutive quarters from Bauer Financial Reports, Inc.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."



                 (FINANCIAL STATEMENTS ATTACHED)


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
                          NORTH BANCSHARES, INC.
        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION(IN THOUSANDS)
ASSETS                                        SEPT 30, 1996   DEC 31, 1995
                                               (UNAUDITED)
Cash and due from banks                           $   763       $   607
Interest-bearing deposits                           2,084         2,634
Investment in dollar denominated mutual funds         554         1,127
Federal funds sold                                    975         3,925
                                                   ------        ------
   TOTAL CASH AND CASH EQUIVALENTS                  4,376         8,293

Investment securities available for sale           31,243        27,882
Investment securities held-to-maturity                  -           498
Mortgage-backed securities available for sale           -         6,927
Mortgage-backed securities held-to-maturity         7,908         9,419
Loans receivable, net of allowance for loan
 losses of $208 at September 30, 1996 and
 $200 at December 31, 1995                         69,994        56,161
Accrued interest receivable                         1,255           959
Premises and equipment, net                           939           834
Stock in Federal Home Loan Bank of Chicago          1,087           624
Other assets                                           79            71
                                                   ------        ------
   TOTAL ASSETS                                  $116,881      $111,668
                                                  =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts                                 $ 72,457       $75,169
Borrowed funds                                      1,255        11,750
Advance payments by borrowers for
 taxes and insurance                                  585         1,079
Amounts due to broker for investments
 purchased                                              -         1,000
Other liabilities                                   2,405         1,642
                                                  -------       -------
   TOTAL LIABILITIES                               99,195        90,640
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value. 500,000
 shares authorized; none outstanding                   -             -
Common stock, $.01 Par value. 3,500,000
 shares authorized; 1,437,501 shares issued,
 1,072,131 outstanding at September 30, 1996 and
 1,232,478 outstanding at December 31, 1995            14            14
Additional paid-in capital                         13,625        13,629
Retained earnings, substantially restricted        10,853        10,949
Treasury stock at cost (365,370 shares at
 September 30, 1996 and 205,023 shares at
 December 31, 1995)                                (5,110)       (2,599)
Unrealized gain (loss) on securities
 available for sale, net of tax effect               (781)           90
SFAS No. 87 adjustment, net of tax                   (128)         (128)
Common stock acquired by Employee Stock
   Ownership Plan                                    (694)         (778)
Deferred compensation                                 (93)         (149)
                                                   ------        ------
   TOTAL STOCKHOLDERS' EQUITY                      17,686        21,028
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $116,881      $111,668
                                                  =======       =======



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
                                                                  NORTH BANCSHARES, INC.
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                                                                      (IN THOUSANDS)

                                                               THREE MONTHS ENDED SEPT 30, NINE MONTHS ENDED SEPT 30,
                                                                     1996          1995        1996          1995
INTEREST INCOME
  Loans receivable                                                 $1,348        $1,068       $3,729       $3,066
  Interest-bearing deposits and federal funds sold                     94            77          246          234
  Investment securities available for sale                            593           416        1,748        1,096
  Investment securities held-to-maturity                                -             6            6          131
  Mortgage-backed securities available for sale                         -             -           90            -
  Mortgage-backed securities held-to-maturity                         148           312          440          867
  Investment in mutual funds                                            -            21            -          158
  Dividends on FHLB of Chicago stock                                   18            10           47           28
                                                                    -----         -----        -----        -----
TOTAL INTEREST INCOME                                               2,201         1,910        6,302        5,580

INTEREST EXPENSE
  Deposit accounts                                                    817           846        2,503        2,469
  Borrowed funds                                                      377           193          972          628
                                                                    -----         -----        -----        -----
TOTAL INTEREST EXPENSE                                              1,194         1,039        3,475        3,097
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES              1,007           871        2,827        2,483

PROVISION FOR LOAN LOSSES                                               -             9            8           33
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES               1,007           862        2,819        2,450
                                                                    -----         -----        -----        -----
NON-INTEREST INCOME
  Gain (loss) on sale of investment securities
   and mutual funds available for sale                                 (1)           71            7          238
  Fees and service charges                                             46            32          133           89
  Other                                                                18            10           30           19
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST INCOME                                              63           113          170          346
                                                                    -----         -----        -----        -----
NON-INTEREST EXPENSE
  Compensation and benefits                                           362           329        1,039        1,037
  Occupancy expense                                                   106            96          307          292
  Professional fees                                                    22            37          125          125
  Data processing                                                      31            23           90           71
  Advertising and promotion                                            26            26          123           76
  Federal deposit insurance premium                                   538            50          642          147
  Recognition and retention plan                                       19            18           56           97
  Other                                                               102            65          258          210
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST EXPENSE                                          1,206           644        2,640        2,055
                                                                    -----         -----        -----        -----
INCOME (LOSS) BEFORE TAXES                                           (136)          331          349          741

INCOME TAX EXPENSE (BENEFIT)                                          (68)          133           97          179
                                                                    -----         -----        -----        -----
NET INCOME (LOSS)                                                   $ (68)        $ 198        $ 252        $ 562
                                                                    =====         =====        =====        =====

EARNINGS (LOSS) PER SHARE PRIMARY                                   $(.06)         $.16         $.22         $.46
EARNINGS (LOSS) PER SHARE FULLY DILUTED                             $(.06)         $.16         $.22         $.46
WEIGHTED AVERAGE SHARES OUTSTANDING                             1,065,277     1,215,610    1,119,323    1,229,255



























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SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                      THREE MONTHS ENDED NINE MONTHS ENDED
                                          SEPT 30,          SEPT 30,
                                         1996     1995     1996     1995



Performance Ratios:
  Return on assets (ratio of net income
  to average total assets) (1)           (.23%     .73%    .29%     .70%
Interest Rate Spread Information:
  Average during period (1)              2.68     2.23    2.56      2.09
  End of period (1)                      2.75     2.38    2.75      2.38
  Net interest margin (1)                3.48     3.29    3.35      3.13
Operating expenses to average assets(1)  4.07     2.37    3.04      2.55
Ratio of average interest-earning assets
 to average interest-bearing
 liabilities                           119.60   126.63  119.05    126.51

                                               SEPT 30, 1996  DEC. 31, 1995

Asset Quality Ratios:
  Non-performing assets to total assets
  at end of period                                     N/A          0.02%
  Allowance for loan losses to non-performing loans    N/A        833.33
  Allowance for loan losses to loans receivable (net)  0.30         0.36

Capital ratios:
  Stockholders' equity to total assets                15.13        18.83
  Average Stockholders' equity to average assets      16.71        19.71
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                       1.73         3.27
  Shares outstanding-actual number                1,072,131    1,232,478
  Book value per share                               $16.50       $17.06

Number of full service offices                          2            2

  (1) Annualized for the three month and six month periods presented.
